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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)           September 29, 1997


                            FREMONT GOLD CORPORATION
             (Exact name of registrant as specified in its charter)



         Delaware                    33-07773-A                 65-0110447
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)



   777 Hornby Street, Suite 2000, Vancouver, British Columbia, V6Z 1S4
                  (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code       (604) 682-4606





         (Former name or former address, if changed since last report.)




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ITEM 9.        SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

               On September 24, 1997, the Board of Directors of Fremont Gold Corporation (the "Company") authorized the private unregistered sale of up to 8,636,363 shares of the Company's common stock, par value $.001, at a price of $0.55 per share, aggregating gross proceeds to the Company of no less than $1,800,000 and not more than $4,750,000. Such private sales were authorized to be made under either Rule 903 of Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act. From September 29, 1997 through October 14, 1997, the Company has accepted subscriptions proceeds for the purchase of 3,523,636 shares of common stock, representing aggregate proceeds to the Company in the amount of $1,938,000. The Company continues to pursue the private sale of an additional 5,112,727 shares of common stock. No underwriter has been involved in these private sales and no underwriting discounts or commissions have been paid by the Company. Based upon its review of documentation certified by each buyer, the Company determined that each of the buyers to date was i) sophisticated (based upon net worth and investment experience), ii) an institutional investor, and/or iii) not a U.S. Person (as defined in Regulation S).

               From September 29, 1997 through October 14, 1997, shares of the Company's common stock were issued to the following entities:

   Individual/Entity             Date of Sale     Consideration     Shares Issued     Exemption
   -----------------             ------------     -------------     -------------     ---------
Regional Investments, Inc.        9/29/97          $  138,000           250,909       Rule 903 Regulation S

Robertson Stephens                9/29/97          $1,245,000         2,263,636       Section 4(2)(sophisticated,
  Orphan Fund                                                                         institutional)

Robertson Stephens Offshore       9/29/97          $  255,000           463,637       Rule 903 Regulation S
  Orphan Fund

Casa de Oro                       9/29/97          $  250,000           454,545       Rule 903 Regulation S
                                  10/9/97          $   50,000            90,909       Rule 903 Regulation S


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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    /s/Edward M. Topham
                                                    --------------------------
                                                       Edward M. Topham
                                                       Chief Financial Officer
Date: October 14, 1997